EXHIBIT 3 (i)

                              ARTICLES OF INCORPORATION
                                          of
                             PETROLEUM HELICOPTERS, INC.


                                      ARTICLE I
                                         Name

               The name of the corporation is Petroleum Helicopters, Inc. (the "Corporation").

                                      ARTICLE II
                                       Purpose

               The Corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                     ARTICLE III
                                       Capital

               A. The Corporation is authorized to issue 12,500,000 shares of voting common stock, par value $.10 per share (the "Voting Common Stock"), 12,500,000 shares of non-voting common stock, par value $.10 per share (the "Non-Voting Common Stock"), and 10,000,000 shares of preferred stock, no par value per share (the "Preferred Stock").

               B. Each share of Voting Common Stock shall entitle the holder thereof to one vote with respect to such share of Voting Common Stock on each matter properly submitted to the Corporation's shareholders for their vote, consent, waiver, release or other action. Unless otherwise required by law, holders of the Non-Voting Common Stock shall not be entitled to any voting rights. Except with respect to voting rights, each share of Voting Common Stock and Non-Voting Common Stock shall be identical in all other respects.

               C. Shares of Preferred Stock may be issued from time to time in one or more series. Authority is hereby vested in the Corporation's board of directors (the "Board"), subject to
          Article IV, to amend these articles of incorporation from time to time to fix the preferences, limitations and relative rights as among the shares of Preferred Stock, Voting Common Stock and Non-Voting Common Stock, and to establish and fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

                                      ARTICLE IV
                                Voting of Shareholders

               A. The affirmative vote of the holders of a majority of the total voting power of the Corporation shall decide any matter properly brought before a shareholders' meeting duly organized for the transaction of business unless by express provision of law or these Articles of Incorporation a different vote is required, in which case such express provision shall govern. Directors shall be elected by plurality vote.
               B. (1) For purposes of this paragraph B, the following terms shall have the meanings specified below:

                         "Beneficial   Ownership,"  "Beneficially
                    Owned," or "Beneficially Own" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) promulgated by the Securities and Exchange Commission as such rule may be amended from time to time.

                         "FAA"   means   the   Federal   Aviation
                    Administration.

                         "Non-Citizen  Owned  Shares"  means  any
                    issued and outstanding Voting Securities that are owned of record, Beneficially Owned, or otherwise controlled by any Person or Persons who are not United States Citizens.

                         "Permitted Percentage" means one percent
                    less than the percentage of the voting interest in the Corporation that may be owned or controlled by Persons who are not United States Citizens without loss, under Section 1301(16) of Title 49 of the United States Code or any successor or other applicable law or regulation, of the United States Citizen status of the Corporation or any Subsidiary.

                         "Person"     means    any    individual,
                    corporation,  partnership,   trust  or  other
                    entity of any nature whatsoever.

                         "Subsidiary"  means  any corporation  of
                    which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                         "United States Citizen" means any Person
                    who is a Citizen of the United States as defined in Section 1301(16) of Title 49 of the United States Code, as in effect on the date in question, or any successor statute or regulation.

                         "Voting  Securities"  means  the  Voting
                    Common Stock, any other voting stock of the Corporation, and any bonds, debentures or similar obligations granted voting rights by the Corporation.

                    (2) The Corporation holds an operating certificate issued by the FAA pursuant to the regulations promulgated under the Federal Aviation Act of 1958, as amended, and the Board and shareholders deem the retention of the Corporation's rights under such certificate to be of material importance to the Corporation. As long as the Corporation holds, or the Board deems it desirable for the Corporation to hold, its current operating certificate or any other certificate issued by the FAA pursuant to the Federal Aviation Act of 1958, as amended, and the regulations promulgated thereunder or any successor statute or regulation, it shall be the Corporation's policy that the number of Non-Citizen Owned Shares shall not exceed the Permitted Percentage.

                    (3) If at any time the voting interest of Non-Citizen Owned Shares exceeds the Permitted Percentage, then (i) the voting power otherwise attributable to each Non-Citizen Owned Share shall be immediately and automatically reduced on a pro rata basis (based on the proportion of the voting power otherwise attributable to such Non-Citizen Owned Share to the total voting power attributable to all Non-Citizen Owned Shares) without any further action by the Corporation so that the maximum number of votes that may be cast by the holders of all Non-Citizen Owned Shares shall equal the Permitted Percentage and (ii) the total voting power of any affected class or series of Voting Securities shall also be immediately and automatically reduced without any further action by the Corporation by the total number of votes by which the voting power of Non-Citizen Owned Shares of such class or series was reduced pursuant to clause (i) of this subparagraph
               (3).

                    (4) In determining the citizenship of any Person who Beneficially Owns Voting Securities, the Corporation may rely on the Corporation's stock transfer records and the citizenship provided by any Person shown as the Record Owner and any Person who the Corporation has reasonable cause to believe Beneficially Owns such voting securities. The Board may establish procedures to monitor the Beneficially Ownership and control of Voting Securities, to make any reasonable determination regarding the Beneficial Ownership and control of Voting Securities, and to take any actions deemed necessary or desirable to ensure that the voting interest of Non-Citizen Owned Shares does not exceed the Permitted Percentage. The Board may, but unless expressly provided otherwise is not required to, rely on any statutes, regulations, policies, procedures, rulings, or determinations of the FAA, or any successor governmental authority, in deciding the extent to which Voting Securities are Beneficially Owned or controlled by United States Citizens.

                    (5)  The Corporation  may  by  notice  in  writing
               (which may be included in a proxy or ballot distributed to the Corporation's shareholders) require any Person that is a holder of record of Voting Securities or that the Corporation has reasonable cause to believe Beneficially Owns or controls Voting Securities to certify in such manner as the Corporation shall deem appropriate (including execution of a proxy or ballot) that, to the knowledge of such Person:

                         (a)  all  Voting  Securities  owned   of
                    record, Beneficially Owned, or controlled by such Person are owned and controlled only by United States Citizens; or

                         (b)  the  number  and class or series of
                    Non-Citizen Owned Shares owned of record, Beneficially Owned, or controlled by such Person are as set forth in such certificate.

               The Corporation may require any Person certifying as to the ownership or control of Voting Securities in response to clause (a) of this subparagraph (5) to provide such further information as the Corporation may reasonably request in order to implement the provisions of this paragraph B. If any Person fails to provide such certificate or other information, the Corporation may presume that all such Voting Securities are Non-Citizen Owned Shares.

               C. Special meetings of the shareholders may be called at any time by the Board or the officers of the Corporation as provided in the Corporation's by-laws or upon the written request of any shareholder or group of shareholders holding in the aggregate at least 40% of the total voting power of the Corporation. Upon receipt of such a shareholder request, the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of such request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes of the proposed special meeting and the business to be conducted thereat shall be limited to such purpose or purposes.

                                      ARTICLE V
                                      Directors

               A. The Board shall consist of such number of persons as shall be designated in the Corporation's by-laws. No decrease in the number of directors shall shorten the term of any incumbent director.

               B. Any director absent from a meeting of the Board or any committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                                      ARTICLE VI
                     Limitation of Liability and Indemnification

               A. To the fullest extent permitted by the Business Corporation Law of Louisiana, no director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer.

               B.   The Board may (1) cause the Corporation  to  enter into
          contracts with directors and officers providing for the limitation of liability set forth in this Article VI and for indemnification of directors and officers to the fullest extent permitted by law, (2) adopt by-laws or resolutions providing for indemnification of directors, officers and other persons to the fullest extent permitted by law and (3) cause the Corporation to exercise the powers set forth in La.R.S. 12:83F, notwithstanding that some or all of the members of the Board acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions.

               C. No amendment or repeal of any by-law or resolution relating to indemnification shall adversely affect any person's entitlement to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment or repeal.

               D. Any amendment or repeal of this Article VI shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this Article VI with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                     ARTICLE VII
                                      Reversion

               Cash, property or share dividends, shares issuable to share-holders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board may, at any time, for any reason satisfactory to it, but need not, authorize (A) payment of the amount of any cash or property dividend or redemption price or
          (B) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VII, to the persons or entity who or which would be entitled thereto had such reversion not occurred.

                                     ARTICLE VIII
                                     Incorporator

               The name and post office address of the incorporator is:

                                   Robert D. Cummiskey, Jr.
                                   Petroleum Helicopters, Inc.
                                   5728 Jefferson Highway
                                   New Orleans, Louisiana  70123


          Dated:  August 23, 1994


          WITNESSES:


          ______________________________     ______________________________
                                                Robert D. Cummiskey, Jr.
                                                      Incorporator

          ______________________________




                                     ACKNOWLEDGMENT


          STATE OF LOUISIANA

          PARISH OF ORLEANS


               BEFORE ME, the undersigned, personally came and appeared Robert D. Cummiskey to me known to be the person who signed the foregoing instrument as Incorporator, and who, having been duly sworn, acknowledged and declared, in the presence of the two witnesses whose names are subscribed above, that he signed such instrument as his free act and deed for the purposes mentioned therein.

               IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto fixed our hands on this 23rd day of August, 1994 at New Orleans, Louisiana.


          WITNESSES:

          ______________________________     ______________________________
                                                Robert D. Cummiskey, Jr.
                                                      Incorporator
          ______________________________



                       ________________________________________
                                    Notary Public